EX-3.1

        FILED #C248-00
         JAN 05 2000

       IN THE OFFICE OF
         DEAN HELLER
DEAN HELLER SECRETARY OF STATE



                                  Exhibit 3.1

                           ARTICLES OF INCORPORATION

                                       OF

                             CONTINUUM GROUP C INC.

                                   ----------

            I, the person hereinafter named as incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statues, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation:

                                   Article I
                                      NAME

            The name of the corporation (hereinafter called the "Corporation") is Continuum Group C Inc.

                                   Article II
                                REGISTERED AGENT

            The name of the corporation's resident agent in the State of Nevada is National Corporation Research, Ltd., and the street address of the said resident agent where process may be served on the corporation is 202 South Minnesota Street, Carson City, Nevada 89703. The mailing address and the street address of the said resident agent are identical.

                                  Article III
                            AUTHORIZED CAPITAL STOCK

            (a) COMMON STOCK. The aggregate number of shares of Common Stock which the Corporation shall have the authority to issue is 45,000,000 shares with a part value of $.001 per share. All Common Stock when issued shall be fully paid and non-assessable, shall be of the same class and have the same rights and preferences.

            No holder of shares of Common Stock of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any securities of any class of the Corporation which the corporation proposes to issue or any rights or options which the Corporation proposes to grant for the purchase of securities of any class of the corporation or for the purchase of any

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shares,  bonds,  securities,   or  obligations  of  the  Corporation  which  are
convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire securities of any class of the Corporation; and any and all of such shares, bonds, securities, or obligations of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

            Each share of Common Stock shall be entitled to one vote at a stockholders meeting, either in person or by proxy. Cumulative voting in elections of Directors and all other matters brought before the stockholders meeting, whether the meeting is annual or special, shall not be permitted.

            (b) PREFERRED STOCK. The aggregate number of shares of Preferred Stock which the Corporation shall have the authority to issue is 5,000,000 shares, par value $.001, which may be issued in series, with such designations, preferences, privileges, stated values, rights, qualifications, limitations or restrictions as determined solely by the Board of Directors of the Corporation.

                                   Article IV
                                   DIRECTORS

            The governing board of the corporation shall be styled as a "Board of Directors", and any member of said Board shall be styled as a "Director."

            The number of members constituting the first Board of Directors of the corporation is two (2); the number of directors may be less than two (2), but in no case less than the number of stockholders of the Corporation. The name and the post office box or street address, either residence or business, of each of said members are as follows:

NAME                                    ADDRESS
----                                    -------

Robert L. Frome                         505 Park Avenue, 16th Floor
                                        New York, New York 10022

Michael Wainstein                       505 Park Avenue, 16th Floor
                                        New York, New York 10022


            The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that the number of directors shall

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never be less than  one.  In the  interim  between  elections  of  directors  by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

                                   Article V
                               SOLE INCORPORATOR

            The name and the post office box or street address, either residence or business, of the sole incorporator signing these Articles of Incorporation are as follows:

NAME                          ADDRESS
----                          -------

Juliet H. Faulkner            c/o Olshan Grundman Frome Rosenzweig & Wolosky LLP
                              505 Park Avenue, 16th Floor
                              New York, New York 10022

                                   Article VI
                                    DURATION

            The corporation shall have perpetual existence.

                                  Article VII
                      LIABILITY OF DIRECTORS AND OFFICERS

            The personal liability of the directors and the officers of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

                                  Article VII
                                INDEMNIFICATION

            The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or

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


disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                                   Article IX
                                    PURPOSE

            The nature, object and purpose of the business to be transacted, promoted, carried on or engaged in by the Corporation shall be any and all lawful business or other lawful activity.

                                   Article X
                                   AMENDMENT

            The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            IN  WITNESS   WHEREOF,   I  do  hereby  execute  these  Articles  of
Incorporation on January 5, 2000.

                                        /s/ Juliet H. Faulkner
                                        ----------------------
                                        Juliet H. Faulkner
                                        Sole Incorporator



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